EXHIBIT 10.2

NATIONAL PRESTO INDUSTRIES, INC.
RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made this____day of  ________, by and between National Presto Industries, Inc., a Wisconsin corporation (the "Company") and _______________________, an individual resident of Wisconsin ("Participant").

1. Award. The Company hereby grants to Participant a restricted stock award of ____________ shares (the "Shares") of Common Stock of the Company according to the terms and conditions set forth herein and in the National Presto Industries, Inc. Incentive Compensation Plan (the "Plan"). The Shares are Restricted Stock granted under Section 5 of the Plan. A copy of the Plan will be furnished upon request of Participant.

2. Vesting. Except as otherwise provided in this Agreement, the Shares shall vest in accordance with the following schedule:

On or after each of                                                          Number of Shares
the following dates                                                                    Vested

3. Restrictions on Transfer. Until the Shares vest pursuant to Section 2 or Section 4 hereof, none of the Shares may be assigned, pledged, alienated, attached, sold or otherwise transferred or encumbered, and any purported assignment, pledge, alienation, attachment, sale or transfer or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

4. Forfeiture; Early Vesting. If Participant ceases to be an employee of the Company or any Subsidiary (as defined in the Plan) prior to vesting of the Shares pursuant to Section 2 or Section 4 hereof, all of Participant's rights to all of the unvested Shares shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to be an employee by reason of death prior to the vesting of Shares under Section 2 hereof, or (ii) if Participant ceases to be an employee by reason of Disability (as defined in the Plan) prior to the vesting of Shares under Section 2 hereof, or (iii) if Participant ceases to be an employee by reason of Retirement (as defined in the Plan) prior to the vesting of Shares under Section 2 hereof, all Shares granted hereunder shall vest as of such termination of employment. Further, in the event of a Change in Control (as defined in the Plan) of the Company, any Shares that are not vested shall become fully vested immediately prior to the Change in Control.  Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends declared on the Shares.

5. Rights of a Shareholder. Except as provided herein, the Participant shall have all of the rights of a shareholder of the Company with respect to the Shares of Restricted Stock, including the right to vote the Shares and receive dividends and other distributions with respect thereto.

6. Tax Matters.

(a) Participant shall be liable for any and all taxes, including withholding taxes, arising out of this Award or the vesting of Restricted Stock hereunder. The Company shall have the right to deduct from any and all payments made in connection with the Award, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Common Stock issuable to the Participant upon the vesting of the Restricted Stock until the Company's tax withholding obligations have been satisfied by the Participant.

(b) The Company shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to the Participant upon the vesting of the Restricted Stock, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the minimum amount of tax required to be withheld with respect to the transaction.

(c) Participant acknowledges that, at his or her option, Participant (i) shall be entitled to make an election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to include in gross income in the taxable year in which the Restricted Stock is granted, the Fair Market Value of such shares on the Grant Date, notwithstanding that such shares may be subject to a substantial risk of forfeiture within the meaning of the Code, or (ii) may elect to include in gross income the Fair Market Value of the Restricted Stock as of the date on which such restriction lapses. The Participant agrees to give the Company's Human Resources Department prompt written notice of any election made by such Participant under Code Section 83(b).

7. Miscellaneous.

(a) Plan Incorporation; Defined Terms.  The provisions of the Plan are incorporated into this Agreement by reference. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

(b) Legends; Certificates. Participant agrees that each certificate, if any, representing unvested Shares will bear any legend required by law and a legend reading substantially as follows:

The securities represented by this certificate are subject to the provisions of a Restricted Stock Award Agreement dated as of _________. None of the securities represented by this certificate may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

Participant agrees that the Company shall hold any certificate representing unvested Shares in escrow until such time such Shares are vested.

(c) Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall deliver any shares of Common Stock acquired in connection with the vesting of the Restricted Stock to or for the benefit of the Participant either (a) by delivering to the Participant stock certificates for vested shares of Common Stock, (b) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, or (c) by depositing such shares of Common Stock for the benefit of the Participant with a broker designated by the Company. The Company shall not be required to issue stock certificates for any shares of Common Stock acquired in connection with the vesting of the Restricted Stock.

(d) Company Policies.  Participant agrees that he or she has read and will comply with the Company's Insider Trading Policy and its Corporate Code of Conduct.

(e) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(f) No Right to Employment. The issuance of the Shares shall not be construed as giving Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or any Subsidiary to terminate such employment or position at any time, with or without cause. In addition, the Company or any Subsidiary may at any time dismiss Participant from employment, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Subsidiary, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any Subsidiary. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Subsidiary be entitled to any compensation for any loss of anyright or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

(g) Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement between Participant and the Company regarding this Award. Participant acknowledges that any other agreement, statement, understanding or promise with respect to the Award, whether oral or in writing, not contained in this Agreement or the Plan shall not be valid or binding. Any modification of or amendment to this Agreement shall be effective only if it is in writing and signed by both parties, except as otherwise provided in the Plan.

(h) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Wisconsin.

(i) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(j) No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(k) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

National Presto Industries, Inc.: By: ________________________________ Name: ______________________________ Title: _______________________________	Participant: By: ________________________________ Name: ______________________________ Title: _______________________________

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